Exhibit 4.2

HOLLYFRONTIER CORPORATION

AS ISSUER

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 28, 2020

to

Indenture dated as of March 22, 2016

2.625% Senior Notes due 2023

4.500% Senior Notes due 2030

TABLE OF CONTENTS

		Page

ARTICLE I
THE NOTES

Section 1.1	Form	1
Section 1.2	Title, Amount, Stated Maturity and Interest	2
Section 1.3	Security Registrar and Paying Agent	3
Section 1.4	Transfer and Exchange	3
Section 1.5	Discharge	3

ARTICLE II
CERTAIN COVENANTS

Section 2.1	Amendments to Certain Covenants	4
Section 2.2	Offer to Purchase Notes on a Change of Control	8

ARTICLE III
REDEMPTION

Section 3.1	Optional Redemption	11

ARTICLE IV
SUPPLEMENTAL INDENTURES

Section 4.1	Supplemental Indentures Without Consent of Holders	12
Section 4.2	Waivers or Supplemental Indentures With Consent of Holders	12

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1	Definitions	12
Section 5.2	Table of Contents, Headings, etc.	15
Section 5.3	Counterpart Originals	15
Section 5.4	Governing Law	15
Section 5.5	U.S.A. PATRIOT Act	16
Section 5.6	Certain Trustee Matters	16

Exhibit A-1	Form of the 2.625% Senior Notes due 2023

Exhibit A-2	Form of the 4.500% Senior Notes due 2030

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 28, 2020 (this “Second Supplemental Indenture”), is between HollyFrontier Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of March 22, 2016 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debentures, notes, or other evidences of indebtedness, in one or more series unlimited as to principal amount (the “Securities”); and

WHEREAS, the Base Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Second Supplemental Indenture, shall be referred to herein as the “Indenture”; and

WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Indenture, two series of Securities to be designated as the “2.625% Senior Notes due 2023” (the “2023 Notes”) and the “4.500% Senior Notes due 2030” (the “2030 Notes” and, together with the 2023 Notes, the “Notes”), each having terms as set forth in this Second Supplemental Indenture; and

WHEREAS, the Company desires to cause the issuance of each series of the Notes pursuant to Sections 3.01 and 3.03 of the Base Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Securities of any series; and

WHEREAS, the Company has requested that the Trustee join in the execution of this Second Supplemental Indenture to establish the form and terms of each series of the Notes; and

WHEREAS, all things necessary have been done to make the Notes, when issued and executed by the Company and authenticated and delivered under the Indenture, the valid obligations of the Company, and to make this Second Supplemental Indenture a valid agreement of the Company, enforceable in accordance with the terms hereof;

NOW, THEREFORE, the Company and the Trustee hereby agree that the following provisions shall amend and supplement the Base Indenture, but only in relation to each applicable series of the Notes, and not to any other series of Securities that are or may be outstanding under the Base Indenture:

ARTICLE I

THE NOTES

Section 1.1 Form.

The 2023 Notes and the related Trustee’s certificate of authentication shall be substantially in the respective forms thereof set forth in Exhibit A-1 to this Second Supplemental Indenture, and the 2030 Notes and the related Trustee’s certificate of authentication shall be substantially in the respective forms thereof set forth in Exhibit A-2 to this Second Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which such Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

Exhibits A-1 and A-2 are hereby incorporated into this Second Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes of each series shall be issued only as Registered Securities, and may not be exchanged for Bearer Securities. The Notes of each series shall be issued upon original issuance in whole in the form of one or more global Securities (the “Book-Entry Notes”). Each Book-Entry Note shall represent such aggregate principal amount of the Outstanding Notes of the applicable series as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Book-Entry Note to reflect the aggregate principal amount, or any increase or decrease in the aggregate principal amount, of Outstanding Notes of a series represented thereby shall be made by the Trustee in accordance with written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in the Book-Entry Note. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Book-Entry Notes.

Section 1.2 Title, Amount, Stated Maturity and Interest.

There are hereby established two new series of Securities to be issued under the Indenture, that is designated as the “2.625% Senior Notes due 2023” and the “4.500% Senior Notes due 2030”.

The Trustee shall initially authenticate and deliver for original issue (i) 2023 Notes in an initial aggregate principal amount of $350,000,000, and (ii) 2030 Notes in an initial aggregate principal amount of $400,000,000, in each case upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes.

The Notes may be issued on any Business Day on or after September 28, 2020. The aggregate principal amount of the Notes of each series that may be authenticated and delivered pursuant to the Indenture is unlimited. The aggregate principal amount of the Notes of either series to be issued under the Indenture may be increased at any time, and the Notes of either series may be reopened for issuances of additional Notes of such series, upon a Company Order, without the consent of any Holder and without any further supplement or amendment to the Indenture; provided that if such additional Notes are not fungible with the Notes of the applicable series issued on the date of this Second Supplemental Indenture for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Each such Company Order for the issuance of additional Notes shall specify the series and principal amount of the Notes to be authenticated, the date on which the additional Notes are to be authenticated, and the name or names of the initial Holder or Holders thereof. The Notes of each series issued on the date of this Second Supplemental Indenture and any additional Notes of such series that may be issued after such date shall be part of the same series of Securities for all purposes under the Indenture.

The Stated Maturity of the 2023 Notes shall be October 1, 2023. The Stated Maturity of the 2030 Notes shall be October 1, 2030.

The rate at which the Notes of each series shall bear interest, the date from which such interest shall accrue, the dates on which interest shall be payable and the Regular Record Date for interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of the Notes of such series attached as Exhibit A- 1 or Exhibit A- 2, as applicable, to this Second Supplemental Indenture. All payments of principal of, premium, if any, and interest due on any Notes represented by Book-Entry Notes on any Interest Payment Date or at Maturity, will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day that is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as practicable thereafter, the Trustee will make such payments to the Depository.

Section 1.3 Security Registrar and Paying Agent.

The Company initially appoints the Trustee as Security Registrar and Paying Agent with respect to each series of Notes. The office or agency where Notes may be presented for registration of transfer or exchange and the Place of Payment for the Notes shall initially be the Corporate Trust Office of the Trustee.

Section 1.4 Transfer and Exchange.

With respect to the Notes, the transfer and exchange of Book-Entry Notes or beneficial interests therein shall be effected through the Depository, in accordance with Section 3.05 of the Base Indenture and the rules and procedures of the Depository therefor.

Section 1.5 Discharge.

The Indenture shall be subject to satisfaction and discharge as contemplated by Article Four of the Base Indenture. In addition, the Indenture may be satisfied and discharged with respect to each series of Notes, without regard to other series of Securities issued under the Base Indenture, in accordance with the provisions of Article Four, for purposes of which all references in such Article Four to “Securities” shall instead be deemed to refer to such series of Notes.

ARTICLE II

CERTAIN COVENANTS

Section 2.1 Amendments to Certain Covenants.

With respect to the Notes, Sections 11.01 and 11.02 of Article Eleven of the Base Indenture are hereby amended to read as follows.

SECTION 11.01. Limitations on Liens.

Nothing in the Indenture or in the Notes shall in any way restrict or prevent the Company or any Subsidiary from incurring any indebtedness; provided that the Company covenants and agrees that, so long as any Notes are Outstanding, neither it nor any Principal Domestic Subsidiary will create or assume any Liens upon any Principal Property or of or upon any capital stock of any Principal Domestic Subsidiary, whether now owned or hereafter acquired (all property and assets, tangible or intangible, real, personal or mixed, of whatsoever kind or description, being referred to herein as “property”) to secure any indebtedness for money borrowed, without effectively providing for the Notes and any other series of Securities then Outstanding or thereafter created (together with, if the Company so determines, any other indebtedness or obligation then existing and any other indebtedness or obligation thereafter created ranking equally with the Notes) to be secured equally and ratably with (or prior to) such indebtedness for so long as such indebtedness shall be secured, except that the foregoing provision shall not apply to the following Liens (“Permitted Liens”):

(1) Any Lien created by the Company or a Subsidiary to secure all or part of the purchase price of any property (or to refund or refinance all or part of such purchase price within 24 months of the acquisition of such property) or to secure a loan made to enable the Company or a Subsidiary to acquire the property described in such Lien; provided, however, that (a) such Lien shall not encumber any other property of the Company or a Subsidiary (other than property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted) and (b) the principal amount of the indebtedness secured by any such Lien, together with all other indebtedness secured by a Lien on such property, shall not exceed the purchase price of such property;

(2) Any Lien existing on any property at the time of the acquisition thereof by the Company or a Subsidiary whether or not assumed by the Company or a Subsidiary, any Lien on any property acquired or constructed by the Company or a Subsidiary and created not later than 24 months after (a) such acquisition or completion of such construction or (b) commencement of full operation of such property, whichever is later, and any Lien on any property with respect to which the Company or a Subsidiary has made additions, substantial repairs, alterations or improvements and created not later than 24 months after completion of such additions, repairs, alterations or improvements; provided, however, that (A) the principal amount of the indebtedness secured by such Lien, together with all other indebtedness secured by a Lien on such property, shall not exceed the purchase price of the property acquired, the cost of the property constructed and/or the costs of such additions, repairs, alterations or improvements and (B) such Lien does not extend to or cover any property other than such property acquired, constructed, repaired, altered and/or improved (other than property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted);

(3) Any Lien created or assumed by the Company or a Subsidiary on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by the Company or a Subsidiary and created not later than 12 months after (a) such acquisition or completion of such construction or (b) commencement of full operation of such property, whichever is later;

(4) Any Lien existing on any property or stock or other equity interests of an entity at the time it is acquired by the Company or any of its Subsidiaries, whether through merger, consolidation, purchase of assets or otherwise; provided, however, that such Lien does not extend to any other property of the Company or any of its Subsidiaries (other than property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted);

(5) Any mechanic’s or materialmen’s Liens or any Lien arising by reason of pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, and Liens arising in connection with statutory or contractual set-off provisions granted or arising in the ordinary course of business;

(6) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;

(7) Liens for taxes, assessments and governmental charges which are not at the time delinquent or which are being contested in good faith by appropriate proceedings by the Company or a Subsidiary;

(8) Liens due to zoning, planning and environmental laws and ordinances and governmental regulations; minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of the property of the Company and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of the Company and its Subsidiaries; easements, exceptions or reservations in any property of the Company or a Subsidiary granted or reserved for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of the property of the Company and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of the Company and its Subsidiaries, or materially detract from the value of the property subject thereto;

(9) Liens securing any obligation incurred in connection with the rendering of a final judgment or award the execution of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond and the claims secured thereby are being contested in good faith by appropriate proceedings;

(10) Liens on property of any Subsidiary to secure obligations of such Subsidiary to the Company or to another Subsidiary; provided, however, that the obligations secured by such Liens may not be assigned, sold or otherwise transferred to a Person other than the Company or a Subsidiary unless such Lien would otherwise be permitted to be granted to such Person under another exception in this Section;

(11) Liens on current assets of the Company or any Subsidiary created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing;

(12) Any Lien on any property existing at the date of the Indenture (or property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted);

(13) Liens (which may include customary after-acquired property provisions relating to substitutions or replacements for, or accessions to, the property encumbered thereby) incurred in connection with the borrowing of funds if, within 120 days following the date of such borrowing, such funds are utilized to repay indebtedness in the same (or greater) principal amount secured by other Liens on property of the Company or any Subsidiary having a fair market value (as determined in good faith by the chief financial officer of the Company) at least equal to the fair market value of the property which secures the new Lien;

(14) Liens securing industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America, or any State, or any department, agency, instrumentality or political subdivision of either; or

(15) Any renewal, refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of subdivision (1),(2),(3),(4),(10),(11), or (12) above; provided, however, that the principal amount of the indebtedness secured by such renewal Lien, refunding Lien or extended Lien shall not exceed the principal amount of the indebtedness, plus any prepayment premium or accrued interest, secured by the Lien to be renewed, refunded or extended outstanding at the time of such renewal, refunding or extension, plus any premium or fee payable in connection with any such renewal, refunding or extension; provided, further, that in the case of any revolving credit or similar facility which allows the Company or any Subsidiary to borrow any money thereunder immediately prior to the time of such renewal, refunding or extension of maturity, the principal amount of indebtedness secured by the renewal Lien, refunding Lien or extended Lien shall not exceed the maximum stated amount which could be borrowed under such facility immediately prior to such renewal, refunding or extension (without regard to any borrowing base, collateral value, debt to equity, debt service or other provisions then purporting to limit any borrowings thereunder); and in any case the lien of such renewal Lien, refunding Lien or extended Lien shall be limited to the same property (or property constituting substitutions or replacements for, or accessions to, property which is encumbered pursuant to after-acquired property provisions of the agreements in accordance with which such Liens were granted) that secured the Lien so renewed, refunded or extended.

Notwithstanding the preceding provisions of this Section 11.01, the Company and any of its Principal Domestic Subsidiaries may create or assume any Lien upon any Principal Property or capital stock of any of the Company’s Principal Domestic Subsidiaries to secure any indebtedness for money borrowed (other than Securities issued under the Indenture), which Lien is not already excepted from this Section 11.01 as a Permitted Lien, without securing the Notes or any other series of Securities then Outstanding, provided that the aggregate principal amount of all such indebtedness then outstanding secured by such Lien and all other similar Liens other than Permitted Liens, together with all Attributable Indebtedness then outstanding from Sale and Leaseback Transactions, excluding Sale and Leaseback Transactions permitted by clauses (1) and (2) of the first paragraph of Section 11.02 below or clause (a) of the second paragraph thereof, does not exceed 15% of the Consolidated Adjusted Net Assets of the Company and its Subsidiaries.

SECTION 11.02. Limitations on Sale and Leaseback Transactions.

The Company covenants and agrees that, for so long as any Notes are Outstanding, neither it nor any Principal Domestic Subsidiary will enter into any arrangement with any Person, or to which any such Person is a party, providing for the leasing to the Company or a Principal Domestic Subsidiary for a period of more than three years of Principal Property which has been or is to be sold or transferred by the Company or such Principal Domestic Subsidiary to such Person or to any other Person, and with respect to which the funds have been or are to be advanced by such Person on the security of the leased Principal Property (in this Article Eleven called a “Sale and Leaseback Transaction”) unless either:

(1) the Company or such Principal Domestic Subsidiary would be entitled, pursuant to Section 11.01 above, to incur indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the Notes and any other series of Securities then Outstanding, or

(2) the Company, within 12 months after the effective date of such Sale and Leaseback Transaction (whether made by the Company or a Principal Domestic Subsidiary) applies an amount equal to the Attributable Indebtedness from such Sale and Leaseback Transaction (i) to the indirect or direct acquisition, construction, improvement or expansion of other property that will constitute Principal Property, including through the acquisition of a Principal Domestic Subsidiary or (ii) to the voluntary retirement of Funded Debt; provided, however, that the amount to be applied to the retirement of Funded Debt shall be reduced by (A) the principal amount of Securities delivered, within 12 months after the effective date of such Sale and Leaseback Transaction, to the Trustee for retirement and cancellation and (B) the principal amount of other Funded Debt voluntarily retired by the Company within such 12-month period, excluding retirements of Securities and other Funded Debt pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

Notwithstanding the preceding provisions of this Section 11.02, the Company and any Principal Domestic Subsidiary may enter into any Sale and Leaseback Transaction that is not excepted above (a) with any of HLS, HEP or any of their respective subsidiaries without any limitation, or (b) provided that the Attributable Indebtedness from such Sale and Leaseback Transaction, together with the aggregate principal amount of then outstanding indebtedness (other than Securities issued under the Indenture) secured by Liens (other than Permitted Liens) upon Principal Properties, does not exceed 15% of the Consolidated Adjusted Net Assets of the Company and its Subsidiaries.

Section 2.2 Offer to Purchase Notes on a Change of Control.

In addition to the foregoing covenants and the other covenants in the Base Indenture, the following covenant shall apply with respect to the Notes.

(1) If a Change of Control Triggering Event occurs with respect to a series of Notes, each Holder will have the right, except as provided below in this Section 2.2, to require the Company to purchase all or any part (in a principal amount of $2,000 or equal to integral multiples of $1,000 in excess thereof) of such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(2) Within 30 days following any Change of Control Triggering Event with respect to a series of Notes, the Company will send a notice (the “Change of Control Offer”) to each Holder of such Notes, with a copy to the Trustee, stating:

(a) that a Change of Control Triggering Event has occurred with respect to such Notes and that such Holder has the right to require the Company to purchase such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(b) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent) (the “Change of Control Payment Date”);

(c) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(d) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(e) that Holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(f) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(g) that if the Company is purchasing a portion of the Note of any Holder, the Holder will be issued a new Note of the applicable series equal in principal amount to the unpurchased portion of the Note surrendered, provided that the unpurchased portion of the Note must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess of $2,000; and

(h) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

(3) On the applicable Change of Control Payment Date, the Company will, to the extent lawful:

(a) accept for payment all Notes or portions of Notes (in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and

(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(4) The Paying Agent will promptly mail or deliver to each Holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of the applicable series equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

(5) Notwithstanding the foregoing, the Company is not required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to a series of Notes if (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 2.2 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer, (2) notice of redemption of all of the Outstanding Notes of such series has been given pursuant to Article III hereof, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Outstanding Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Outstanding Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(6) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 2.2, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.2 by virtue of its compliance with such securities laws or regulations.

(7) If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer or an Alternate Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all such Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Any redemption pursuant to this paragraph shall be made in compliance with Article III hereof.

ARTICLE III

REDEMPTION

Section 3.1 Optional Redemption.

(1) At its option at any time prior to Maturity, the Company may choose to redeem all or any portion of the Notes of each series, at once or from time to time, in accordance with the provisions of paragraph number 7 on the reverse of the relevant form of the Notes in Exhibit A-1 or A-2 hereto, as applicable. In addition, Notes may be redeemed as provided in clause (7) of Section 2.2 hereof.

(2) Any redemption pursuant to this Section 3.1 shall be made in accordance with the provisions of Article Twelve of the Base Indenture, except that with respect to redemptions of the Notes:

(a) The provision in Section 12.02 of the Base Indenture reading “at least 45 days prior to the Redemption Date fixed by the Company” shall be amended to read “at least 5 days prior to the giving of notice of a redemption”.

(b) The provision in Section 12.03 of the Base Indenture reading “(a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) in such a fair and appropriate manner as the Trustee may select” shall be amended to read “(a) if the Securities of such series are listed on an exchange, in compliance with the requirements of such exchange or (b) if the Securities of such series are not so listed, then on a pro rata basis”.

(c) The provision in Section 12.04 of the Base Indenture reading “not less than 20 nor more than 60 days prior to the Redemption Date” shall be amended to read “not less than 10 nor more than 60 days prior to the Redemption Date”.

(d) Notwithstanding anything to the contrary in Article Twelve of the Base Indenture, any notice of redemption given with respect to the Notes of either series may, at the Company’s discretion, be conditioned upon the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. Notwithstanding Sections 12.05 or 12.06 of the Base Indenture, a notice of redemption that is subject to satisfaction or waiver of any conditions will be of no effect unless all conditions to the redemption have been satisfied on or before the Redemption Date or have been waived by the Company on or before the Redemption Date, and upon written notice by the Company to the Trustee that any conditions to a redemption have not been satisfied or waived on or prior to the Redemption Date, the notice of redemption shall be deemed revoked and shall be of no force or effect under the Indenture. The Company will provide notice to the Trustee of the satisfaction of all conditions as soon as practicable following such satisfaction and will provide written notice to the Trustee and the Holders of any failure to satisfy or waive such condition no later than the Redemption Date.

ARTICLE IV

SUPPLEMENTAL INDENTURES

Section 4.1 Supplemental Indentures Without Consent of Holders.

With respect to the Notes, Section 9.01 of the Base Indenture is hereby amended, solely with respect to the Notes, to add the following clause (8) to the end of the initial paragraph and to substitute “; or” for the period at the end of clause (7):

“(8) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s prospectus supplement, dated September 14, 2020, or the “Description of Debt Securities” section of the Company’s base prospectus, dated November 16, 2018, in each case, relating to the initial offering of the Notes, to the extent that such provisions were intended to be a verbatim recitation of a provision of this Indenture or the Notes.

Section 4.2 Waivers or Supplemental Indentures With Consent of Holders.

With respect to the Notes, for the avoidance of doubt, notwithstanding any contrary provisions in Section 9.02 of the Base Indenture or any other provision of the Indenture, the Company’s obligation to make a Change of Control Offer with respect to either series of Notes pursuant to Section 2.2 hereof may be waived or modified or terminated, including by supplemental indenture pursuant to Section 9.02 of the Base Indenture, with the consent of the Holders of a majority in principal amount of the Notes of such series then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), whether before or after the occurrence of such Change of Control Triggering Event.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Definitions.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture. The following are additional definitions used in this Second Supplemental Indenture:

“2023 Notes” has the meaning set forth in the recitals hereto.

“2030 Notes” has the meaning set forth in the recitals hereto.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments, other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall not be deemed to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Change of Control” means:

(1) any transaction as a result of which any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);

(2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3) the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the preceding, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company solely for the purpose of changing the Company’s legal structure. In addition, notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction, or (B) (1) immediately following that transaction, the holders of the Company’s Voting Stock immediately prior to that transaction are the Beneficial Owners, directly or indirectly, of more than 50% of the Voting Stock of such holding company and (2) immediately following that transaction, no Person becomes the Beneficial Owner of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such holding company.

“Change of Control Triggering Event” means, with respect to a series of Notes, the occurrence of both a Change of Control and a Rating Decline with respect to such Notes.

“Consolidated Adjusted Net Assets” means the total amount of assets of the Company and its Subsidiaries, less (i) all current liabilities (excluding the amount of those liabilities that are by their terms extendable or renewable at the Company’s option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt) and (ii) total prepaid expenses and deferred charges; all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company and its Subsidiaries, for the most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Funded Debt” means any indebtedness of the Company or any of its Subsidiaries which would, in accordance with generally accepted accounting principles, be classified as long-term debt or finance lease obligations, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“Liens” means mortgages, liens, pledges, security interests or other encumbrances.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” has the meaning set forth in the recitals hereto.

“Principal Property” means any of the Company’s or its Subsidiaries’ refineries in the United States, but not including (1) any refinery that in the Company’s opinion is not material to the Company’s and its Subsidiaries’ total business conducted as an entirety, (2) any portion of a particular property that is similarly found not to be material to the use or operation of such property, or (3) any transportation or marketing facilities or assets.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, shall be selected by the Company and substituted for S&P or Moody’s, or both, as the case may be.

“Rating Decline” shall be deemed to have occurred in relation to a series of Notes if, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, such Notes), each of the Rating Agencies decreases its rating of such Notes by one or more gradations (including gradations within categories as well as between rating categories) to a rating that is below its rating of such Notes on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction that would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Rating Agencies. Notwithstanding the foregoing, if such Notes have an Investment Grade Rating by each of the Rating Agencies on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction that would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Ratings Agencies, then “Rating Decline” means a decrease in the ratings of such Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of such Notes by each of the Rating Agencies falls below an Investment Grade Rating no later than 30 days following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, such Notes).

“S&P” means S&P Global Ratings, or any successor to the rating agency business thereof.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s board of directors.

Section 5.2 Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 5.3 Counterpart Originals.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto.

Section 5.4 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.5 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 5.6 Certain Trustee Matters.

The recitals and statements contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

HOLLYFRONTIER CORPORATION

By:	/s/ John Harrison
Name:	John Harrison
Title:	Vice President, Finance, Strategy and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Exhibit A-1

FORM OF 2023 NOTE

[FACE OF NOTE]

[THIS NOTE IS A GLOBAL SECURITY AS PROVIDED FOR IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.] *

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

HOLLYFRONTIER CORPORATION

2.625% SENIOR NOTE DUE 2023

No. __________	$__________
REGISTERED	CUSIP No. ______

HOLLYFRONTIER CORPORATION, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to [Cede & Co.]* or registered assigns, the principal sum of _____________ Dollars [or such greater or lesser amount as indicated on the Schedule of Increases or Decreases in Book-Entry Note,]* on October 1, 2023.

Interest Payment Dates: April 1 and October 1

Regular Record Dates: March 15 and September 15

*	To be included in a Book-Entry Note only.

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Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officers.

HOLLYFRONTIER CORPORATION

By:
Name:
Title:

ATTEST:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated: _________________

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[REVERSE OF NOTE]

HOLLYFRONTIER CORPORATION

2.625% SENIOR NOTE DUE 2023

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of HOLLYFRONTIER CORPORATION, a Delaware corporation (the “Company”), issued under the Indenture hereinafter referred to and is one of a series of such debentures, notes or other evidences of indebtedness designated pursuant thereto as 2.625% Senior Notes due 2023 (herein, the “Notes”) of the Company.

1. Interest.

The Company promises to pay interest on the principal amount of this Note at the rate of 2.625% per annum (the “Initial Interest Rate”), subject to adjustment as provided below. The Company will pay interest semiannually in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”) and on the Maturity of the Notes, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from September 28, 2020; provided that if there is no existing Default in the payment of, or provisions for, interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof (whether or not a Business Day) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2021. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof; provided, however, that interest payable at Maturity of this Note will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is so payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If the rating of the Notes from one or both of Moody’s or S&P (each, a “Rating Agency” or, if applicable, any Substitute Rating Agency (as defined below)) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes will increase from Initial Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage

Ba1	0.25%

Ba2	0.50%

Ba3	0.75%

B1 or below	1.00%

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S&P Rating*	Percentage

BB+	0.25%

BB	0.50%

BB-	0.75%

B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

(a) if at any time less than two Rating Agencies provide a rating on the Notes for reasons not within the Company’s control (i) the Company will use commercially reasonable efforts to obtain a rating on the Notes from a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be (a “Substitute Rating Agency”) for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the Initial Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(b) for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the Notes, any increase or decrease in the interest rate on the Notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(c) if both Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

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(d) if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the Notes, as the case may be;

(e) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(f) in no event will (i) the interest rate on the Notes be reduced to below the Initial Interest Rate on the Notes on the date of the initial issuance of the Notes or (ii) the total increase in the interest rate on the Notes exceed 2.00% above the Initial Interest Rate payable on the Notes on the date of the initial issuance of the Notes; and

(g) subject to clauses (c) and (d) above, no adjustment in the interest rate on the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes.

If at any time the interest rate on the Notes has been adjusted upward and either of the Rating Agencies or a Substitute Rating Agency, as applicable, subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the Initial Interest Rate plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to such Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the Initial Interest Rate.

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Notes.

The interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency or Substitute Rating Agency) if such Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

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If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes for all purposes under the Indenture or the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

The interest rate and the amount of interest payable on the Notes will be determined and calculated by the Company. For the avoidance of doubt, the Trustee shall have no duty to monitor any ratings of the Notes, or to determine if an adjustment to any interest rate is to be made or what an interest rate should be, or make any other determinations or calculations in respect of the interest amounts due on the Notes. The Company will promptly notify the Trustee in writing if at any time the interest rate payable on the Notes becomes subject to such adjustment.

2. Method of Payment.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York, New York, or at such other offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest may, at the option of the Company, be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or, with respect to Notes evidenced by a Book-Entry Note, if appropriate wire transfer instructions to a U.S. dollar account maintained by the payee with a bank in the United States have been received in writing by the Trustee, not later than five Business Days prior to the record date for an applicable Interest Payment Date, be made by wire transfer of immediately available funds in accordance with such wire transfer instructions; and (ii) payment of the principal (and premium, if any) of this Note will be made upon surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York, New York or at such additional offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate.

3. Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association will, at its Corporate Trust Office, act as the Company’s office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Corporate Trust Office is currently located at 1 Independent Drive, Suite 620, Jacksonville, Florida 32202.

4. Indenture.

Reference is made hereby to (i) the Indenture dated as of March 22, 2016 (the “Base Indenture”) between the Company as issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) the Second Supplemental Indenture thereto dated as of September 28, 2020 (the “Second Supplemental Indenture”), between the Company and the Trustee, providing for the issuance of the Notes and the 2030 Notes as defined therein. The Base Indenture,

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as amended and supplemented by the Second Supplemental Indenture, and as may be further duly amended and supplemented in accordance with the terms thereof, is referred to herein as the “Indenture.” The terms of the Notes include those stated in the Indenture (including terms defined therein, which terms when used but not defined herein, unless the context requires otherwise, shall have the meanings assigned to such terms in the Indenture) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

The Notes are unsecured general obligations of the Company initially limited to $350,000,000 in aggregate principal amount and will rank on a parity with all other unsubordinated indebtedness of the Company; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount as provided in the Indenture. The Indenture provides for the issuance of other series of debentures, notes and other evidences of indebtedness (including the Notes, the “Securities”) thereunder.

5. Denominations; Transfer; Exchange.

The Notes are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges and fees required by law or permitted by the Indenture. The Company hereby irrevocably undertakes to the Holder hereof to exchange this Note in accordance with the terms of the Indenture without service charge.

6. Person Deemed Owner.

The registered Holder of a Note may be treated as the owner of such Note for all purposes.

7. Optional Redemption.

The Notes are redeemable, in whole or in part, at the option of the Company at any time or from time to time prior to Stated Maturity. With respect to any such redemption, the Redemption Price will equal the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or before the Redemption Date).

For purposes of determining the redemption price, the following definitions will apply:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

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“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Citigroup Global Markets Inc., a Primary Treasury Dealer (defined below) selected by MUFG Securities Americas Inc., and TD Securities (USA) LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated yield (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated by the Quotation Agent on the third business day preceding the Redemption Date.

Any such redemption may, at the discretion of the Company, be conditioned upon the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the Redemption Date or have been waived by the Company on or before the Redemption Date. The Company will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Company will provide notice of any waiver of a condition or failure to meet such condition no later than the Redemption Date.

The Company will mail or deliver a notice of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select the Notes to be redeemed in accordance with the provisions of Section 12.03 of the Indenture.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

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8. Change of Control Trigger Event. If a Change of Control Triggering Event occurs with respect to the Notes, the Company may be obligated to offer to purchase all outstanding Notes as provided in the Indenture.

9. Amendment; Supplement; Waiver.

Subject to certain exceptions and limitations set forth in the Indenture, the Indenture may be supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, and any past default under the Indenture with respect to the Notes, and its consequences, may be waived by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may supplement the Indenture for certain purposes, as provided in the Indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

10. Defaults and Remedies.

If any Event of Default with respect to the Notes at any time outstanding occurs and is continuing (other than an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization in respect of the Company as specified in the Indenture), either the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately. If an Event of Default relating to such events of bankruptcy, insolvency or reorganization occurs, such amount shall ipso facto become immediately due and payable. At any time after a declaration or occurrence of acceleration with respect to the Notes has been made, but before a judgment or decree based on such acceleration has been obtained, the Event of Default giving rise to such declaration of acceleration shall, under certain circumstances, be deemed to have been waived, and such declaration and its consequences shall be deemed to have been rescinded and annulled.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium (if any) or interest) if in good faith it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

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11. Discharge Prior to Maturity.

The Indenture shall be satisfied and discharged and the Notes canceled upon the payment of all Notes and, as provided in Article Four of the Indenture, shall be satisfied and discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds sufficient for such payment.

12. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

13. Authentication.

This Note shall not be valid until authenticated by the manual signature of an authorized signer of the Trustee.

14. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT – _________________
(Cust.)

TEN ENT –	as tenants by entireties	Custodian for: ________________________
(Minor)

under Uniform Gifts to

JT TEN –	as joint tenants with right of survivorship and not as tenants in common	Minors Act of _________________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE                ______________________________

Please print or type name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated
Signature of Registered Holder

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.2 of the Second Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.2 of the Second Supplemental Indenture, state the amount you elect to have purchased (in the minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof):

$ __________

Date:_____________________

Your Signature: _____________________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF INCREASES OR DECREASES

IN BOOK-ENTRY NOTE*

The following increases or decreases in the principal amount of this Book-Entry Note have been made:

Date of Change	Amount of Decrease in Principal Amount of this Book-Entry Note	Amount of Increase in Principal Amount of this Book-Entry Note	Principal Amount of this Book-Entry Note following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Depository

*	To be included in a Book-Entry Note only.

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Exhibit A-2

FORM OF 2030 NOTE

[FACE OF NOTE]

[THIS NOTE IS A GLOBAL SECURITY AS PROVIDED FOR IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.] *

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

HOLLYFRONTIER CORPORATION

4.500% SENIOR NOTE DUE 2030

No. __________	$__________
REGISTERED	CUSIP No. ______

HOLLYFRONTIER CORPORATION, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to [Cede & Co.]* or registered assigns, the principal sum of _____________ Dollars [or such greater or lesser amount as indicated on the Schedule of Increases or Decreases in Book-Entry Note,]* on October 1, 2030.

Interest Payment Dates: April 1 and October 1

Regular Record Dates: March 15 and September 15

*	To be included in a Book-Entry Note only.

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Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officers.

HOLLYFRONTIER CORPORATION

By:
Name:
Title:

ATTEST:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By:
Name:
Title:

Dated: ________________________

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[REVERSE OF NOTE]

HOLLYFRONTIER CORPORATION

4.500% SENIOR NOTE DUE 2030

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of HOLLYFRONTIER CORPORATION, a Delaware corporation (the “Company”), issued under the Indenture hereinafter referred to and is one of a series of such debentures, notes or other evidences of indebtedness designated pursuant thereto as 4.500% Senior Notes due 2030 (herein, the “Notes”) of the Company.

1. Interest.

The Company promises to pay interest on the principal amount of this Note at the rate of 4.500% per annum (the “Initial Interest Rate”), subject to adjustment as provided below. The Company will pay interest semiannually in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”) and on the Maturity of the Notes, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from September 28, 2020; provided that if there is no existing Default in the payment of, or provisions for, interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof (whether or not a Business Day) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2021. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof; provided, however, that interest payable at Maturity of this Note will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is so payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If the rating of the Notes from one or both of Moody’s or S&P (each, a “Rating Agency” or, if applicable, any Substitute Rating Agency (as defined below)) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes will increase from Initial Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage

Ba1	0.25%

Ba2	0.50%

Ba3	0.75%

B1 or below	1.00%

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S&P Rating*	Percentage

BB+	0.25%

BB	0.50%

BB-	0.75%

B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency

For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

(a) if at any time less than two Rating Agencies provide a rating on the Notes for reasons not within the Company’s control (i) the Company will use commercially reasonable efforts to obtain a rating on the Notes from a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be (a “Substitute Rating Agency”) for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the Initial Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(b) for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the Notes, any increase or decrease in the interest rate on the Notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(c) if both Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

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(d) if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the Notes, as the case may be;

(e) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(f) in no event will (i) the interest rate on the Notes be reduced to below the Initial Interest Rate on the Notes on the date of the initial issuance of the Notes or (ii) the total increase in the Initial Interest Rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of the initial issuance of the Notes; and

(g) subject to clauses (c) and (d) above, no adjustment in the interest rate on the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes.

If at any time the interest rate on the Notes has been adjusted upward and either of the Rating Agencies or a Substitute Rating Agency, as applicable, subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the Initial Interest Rate plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to such Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the Initial Interest Rate.

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Notes.

The interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency or Substitute Rating Agency) if such Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

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If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes for all purposes under the Indenture or the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

The interest rate and the amount of interest payable on the Notes will be determined and calculated by the Company. For the avoidance of doubt, the Trustee shall have no duty to monitor any ratings of the Notes, or to determine if an adjustment to any interest rate is to be made or what an interest rate should be, or make any other determinations or calculations in respect of the interest amounts due on the Notes. The Company will promptly notify the Trustee in writing if at any time the interest rate payable on the Notes becomes subject to such adjustment.

2. Method of Payment.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York, New York, or at such other offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest may, at the option of the Company, be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or, with respect to Notes evidenced by a Book-Entry Note, if appropriate wire transfer instructions to a U.S. dollar account maintained by the payee with a bank in the United States have been received in writing by the Trustee, not later than five Business Days prior to the record date for an applicable Interest Payment Date, be made by wire transfer of immediately available funds in accordance with such wire transfer instructions; and (ii) payment of the principal (and premium, if any) of this Note will be made upon surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York, New York or at such additional offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate.

3. Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association will, at its Corporate Trust Office, act as the Company’s office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Corporate Trust Office is currently located at 1 Independent Drive, Suite 620, Jacksonville, Florida 32202.

4. Indenture.

Reference is made hereby to (i) the Indenture dated as of March 22, 2016 (the “Base Indenture”) between the Company as issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) the Second Supplemental Indenture thereto dated as of September 28, 2020 (the “Second Supplemental Indenture”), between the Company and the Trustee, providing for the issuance of the Notes and the 2023 Notes as defined therein. The Base Indenture,

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as amended and supplemented by the Second Supplemental Indenture, and as may be further duly amended and supplemented in accordance with the terms thereof, is referred to herein as the “Indenture.” The terms of the Notes include those stated in the Indenture (including terms defined therein, which terms when used but not defined herein, unless the context requires otherwise, shall have the meanings assigned to such terms in the Indenture) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

The Notes are unsecured general obligations of the Company initially limited to $400,000,000 in aggregate principal amount and will rank on a parity with all other unsubordinated indebtedness of the Company; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount as provided in the Indenture. The Indenture provides for the issuance of other series of debentures, notes and other evidences of indebtedness (including the Notes, the “Securities”) thereunder.

5. Denominations; Transfer; Exchange.

The Notes are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges and fees required by law or permitted by the Indenture. The Company hereby irrevocably undertakes to the Holder hereof to exchange this Note in accordance with the terms of the Indenture without service charge.

6. Person Deemed Owner.

The registered Holder of a Note may be treated as the owner of such Note for all purposes.

7. Optional Redemption.

The Notes are redeemable, in whole or in part, at the option of the Company at any time or from time to time prior to Stated Maturity.

If the Notes are redeemed at any time prior to the Par Call Date (as defined below), the Notes will be redeemed at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that would have been made if the Notes matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or before the Redemption Date).

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If the Notes are redeemed on or after the Par Call Date, the Notes will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or before the Redemption Date).

For purposes of determining the redemption price, the following definitions will apply:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of the Notes were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Par Call Date” means July 1, 2030.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Citigroup Global Markets Inc., a Primary Treasury Dealer (defined below) selected by MUFG Securities Americas Inc., and TD Securities (USA) LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated yield (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated by the Quotation Agent on the third business day preceding the Redemption Date.

Any such redemption may, at the discretion of the Company, be conditioned upon the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the Redemption Date or have been waived by the Company on or before the Redemption Date. The Company will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Company will provide notice of any waiver of a condition or failure to meet such condition no later than the Redemption Date.

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The Company will mail or deliver a notice of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select the Notes to be redeemed in accordance with the provisions of Section 12.03 of the Indenture.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

8. Change of Control Trigger Event. If a Change of Control Triggering Event occurs with respect to the Notes, the Company may be obligated to offer to purchase all outstanding Notes as provided in the Indenture.

9. Amendment; Supplement; Waiver.

Subject to certain exceptions and limitations set forth in the Indenture, the Indenture may be supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, and any past default under the Indenture with respect to the Notes, and its consequences, may be waived by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may supplement the Indenture for certain purposes, as provided in the Indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

10. Defaults and Remedies.

If any Event of Default with respect to the Notes at any time outstanding occurs and is continuing (other than an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization in respect of the Company as specified in the Indenture), either the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately. If an Event of Default relating to such events of bankruptcy, insolvency or reorganization occurs, such amount shall ipso facto become immediately due and payable. At any time after a declaration or occurrence of acceleration with respect to the Notes has been made, but before a judgment or decree based on such acceleration has been obtained, the Event of Default giving rise to such declaration of acceleration shall, under certain circumstances, be deemed to have been waived, and such declaration and its consequences shall be deemed to have been rescinded and annulled.

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Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium (if any) or interest) if in good faith it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

11. Discharge Prior to Maturity.

The Indenture shall be satisfied and discharged and the Notes canceled upon the payment of all Notes and, as provided in Article Four of the Indenture, shall be satisfied and discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds sufficient for such payment.

12. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

13. Authentication.

This Note shall not be valid until authenticated by the manual signature of an authorized signer of the Trustee.

14. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT – _________________
(Cust.)

TEN ENT –	as tenants by entireties	Custodian for: ________________________
(Minor)

under Uniform Gifts to

JT TEN –	as joint tenants with right of survivorship and not as tenants in common	Minors Act of _________________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE                __________________________

Please print or type name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated
Signature of Registered Holder

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.2 of the Second Supplemental Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.2 of the Second Supplemental Indenture, state the amount you elect to have purchased (in the minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof):

$ __________

Date:_______________________

Your Signature: _____________________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF INCREASES OR DECREASES

IN BOOK-ENTRY NOTE*

The following increases or decreases in the principal amount of this Book-Entry Note have been made:

Date of Change	Amount of Decrease in Principal Amount of this Book-Entry Note	Amount of Increase in Principal Amount of this Book-Entry Note	Principal Amount of this Book-Entry Note following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Depository

*	To be included in a Book-Entry Note only.

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